UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 29, 2006
RSA Security Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25120	04-2916506

(State or other juris- diction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts	01730

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 515-5000
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURE

Item 1.01.    Entry into a Material Definitive Agreement.
     On August 29, 2006, the Compensation Committee of the Board of Directors of RSA Security Inc. granted the following options to purchase shares of RSA Security’s common stock pursuant to RSA Security Inc.’s 2005 Stock Incentive Plan:

Name and Principal Position	Stock Option Award
James Bandanza Senior Vice President, Sales	45,000
John Worrall Senior Vice President, Marketing	40,000
Richard Welch Senior Vice President, Developer Solutions	33,000
The options have an exercise price per share of $27.85, which was the closing price of RSA Security’s common stock on The NASDAQ National Market on the date of grant, August 29, 2006. The stock options expire seven years from the date of grant. 25% of the shares subject to each option become exercisable on August 29, 2007, and the remaining 75% of the shares become exercisable in 12 equal installments at the end of each three-month period thereafter. Each of the stock option agreements provides, among other things, that the option will become exercisable in full if (1) RSA Security experiences a change of control event (as defined in the agreement) and (2) within the first year after the change of control event, the option holder is terminated without cause or leaves the company due to a material diminution in his responsibilities, reduction in salary or benefits or major relocation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc. (Registrant)
Date: August 31, 2006	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel

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